                                                              EXHIBIT (h)(14)(b)

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement (the "Agreement"), dated as of the 2nd day of October, 2000, by and among The United States Life Insurance Company in the City of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Agreement, PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors LLC, the parties do hereby agree to an Amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to the Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto effective as of the 1st day of July, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                        (Corporate Seal)


PIMCO VARIABLE INSURANCE TRUST


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   Schedule A
                              (as of July 1, 2008)

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

     CommodityRealReturn Strategy Portfolio - Administrative Class Shares

     Short-Term Portfolio - Administrative Class Shares

     Real Return Portfolio - Administrative Class Shares

     Total Return Portfolio - Administrative Class Shares

     Global Bond Portfolio (Unhedged) - Administrative Class Shares

SEGREGATED ASSET ACCOUNTS:

The United States Life Insurance Company in the City of New York Separate Account USL VL-R (Est. August 8, 1997)

The United States Life Insurance Company in the City of New York Separate Account USL VA-R (Est. August 8, 1997)